UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 16, 2017

RANGER ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38183	81-5449572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Gessner Street, Suite 1000

Houston, Texas 77024

(Address of principal executive offices)

(Zip Code)

(713) 935-8900

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in  Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

Master Reorganization Agreement

On August 10, 2017, Ranger Energy Services, Inc., a Delaware corporation (the “Company”), entered into a Master Reorganization Agreement (the “Master Reorganization Agreement”) with, among others, RNGR Energy Services, LLC, a Delaware limited liability company (“Ranger LLC”), Ranger Energy Holdings, LLC, a Delaware limited liability company (“Ranger Holdings”), Ranger Energy Holdings II, LLC, a Delaware limited liability company (“Ranger Holdings II”), Torrent Energy Holdings, LLC, a Delaware limited liability company (“Torrent Holdings”), and Torrent Energy Holdings II, LLC, a Delaware limited liability company (“Torrent Holdings II” and, together with Ranger Holdings, Ranger Holdings II and Torrent Holdings, the “Existing Owners”).

Subject to the terms and conditions set forth in the Master Reorganization Agreement, the parties thereto will effect a series of restructuring transactions in connection with the Company’s initial public offering (the “Offering”) of Class A common stock, par value $0.01 per share (the “Class A Common Stock”), as a result of which:

(i)                  Ranger Holdings II and Torrent Holdings II will contribute certain of the equity interests in Ranger Energy Services, LLC, a Delaware limited liability company (“Ranger Services”), and Torrent Energy Services, LLC, a Delaware limited liability company (“Torrent Services” and, together with Ranger Services, the “Predecessor Companies”), respectively, to the Company in exchange for an aggregate of 1,638,386 shares of Class A Common Stock and an aggregate of $3.0 million to be paid to CSL Energy Holdings I, LLC, a Delaware limited liability company, and CSL Energy Holdings II, LLC, a Delaware limited liability company, on or prior to the 18-month anniversary of the consummation of the Offering in, at the Company’s option, cash, shares of Class A Common Stock (with such shares to be valued based on the greater of the initial public offering price of the Class A Common Stock in the Offering and a 30-day volume-weighted average price) or a combination thereof, and the Company will contribute such equity interests to Ranger LLC in exchange for 1,638,386 shares of Class A Common Stock;

(ii)               Ranger Holdings and Torrent Holdings will contribute the remaining membership interests in the Predecessor Companies to Ranger LLC in exchange for 5,621,491 units in Ranger LLC (“Ranger Units”) and 5,621,491 shares of the Company’s Class B common stock, par value $0.01 per share (“Class B Common Stock”), which the Company will initially issue and contribute to Ranger LLC;

(iii)            the Company will contribute all of the net proceeds received by it in the Offering to Ranger LLC in exchange for 5,862,069 Ranger Units;

(iv)           Ranger LLC will distribute to each of Ranger Holdings and Torrent Holdings one share of Class B Common Stock received pursuant to (ii) above for each Ranger Unit such Existing Owner holds; and

(v)              as consideration for the termination of certain related party loan agreements, the Company will issue 567,895 shares of Class A Common Stock (in connection with which Ranger LLC will issue 567,895 Ranger Units to the Company) and Ranger LLC will issue an aggregate of 1,244,663 Ranger Units (and distribute a corresponding number of shares of Class B Common Stock) to the lenders thereof.

The foregoing transactions will be undertaken in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof. As a result of these transactions, Ranger LLC will become a subsidiary of the Company and the Predecessor Companies will become wholly owned subsidiaries of Ranger LLC.

The foregoing description is qualified in its entirety by reference to the full text of the Master Reorganization Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Underwriting Agreement

On August 10, 2017, the Company and Ranger LLC entered into an Underwriting Agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, Piper Jaffray & Co. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the offer and sale in the Offering of 5,862,069 shares of Class A Common Stock at a price to the public of $14.50 per share ($13.5575 per share net of underwriting discounts and commissions). Pursuant to the Underwriting Agreement, the Company has granted the Underwriters a 30-day option to purchase up to 879,310 additional shares of Class A Common Stock if the Underwriters sell more than 5,862,069 shares of Class A Common Stock in the Offering. The material terms of the Offering are described in the prospectus, dated August 10, 2017 (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on August 14, 2017, pursuant to Rule 424(b) under the Securities Act. The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333- 218139), initially filed by the Company on May 22, 2017.

The Underwriting Agreement contains certain representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering closed on August 16, 2017. The Company expects to receive proceeds from the Offering of approximately $75,181,875.47 million (net of underwriting discounts and commissions and estimated offering expenses payable by the Company). As described in the Prospectus, the Company intends to contribute all of the net proceeds from the Offering to Ranger LLC in exchange for Ranger Units. Ranger LLC will use (i) approximately $10.4 million of the net proceeds to repay amounts outstanding under its debt agreements, (ii) approximately $0.7 million of the net proceeds to pay cash bonuses to certain employees, (iii) approximately $45.2 million of the net proceeds to fund the remaining cash portion of the consideration for the acquisition of substantially all of ESCO Leasing, LLC’s assets and certain of its liabilities and (iv) the remaining net proceeds for general corporate purposes, which may include the acquisition of high-spec well service rigs.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment hedging, financing and brokerage activities. Certain of the Underwriters and their respective affiliates may from time to time perform various financial advisory, commercial banking and investment banking services for the Company and for its affiliates in the ordinary course of business for which they have received and would receive customary compensation. In the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investments and securities activities may involve long or short positions in securities and/or instruments of the Company. The Underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

2017 Long Term Incentive Plan

The description of the Ranger Energy Services, Inc. 2017 Long Term Incentive Plan (the “LTIP”) provided below under Item 5.02 is incorporated in this Item 1.01 by reference. A copy of the LTIP is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 under “Master Reorganization Agreement” is incorporated herein by reference.

Item 3.02      Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 under “Master Reorganization Agreement” is incorporated herein by reference.

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2017, the Board adopted the LTIP for the employees, consultants and the directors of the Company and its affiliates who perform services for the Company. The LTIP provides for potential grants of: (i) incentive stock options qualified as such under U.S. federal income tax laws; (ii) nonstatutory stock options that do not qualify as incentive stock options; (iii) stock appreciation rights; (iv) restricted stock awards; (v) restricted stock units; (vi) bonus stock; (vii) performance awards; (viii) dividend equivalents; (ix) other stock-based awards; (x) cash awards; and (xi) substitute awards. Subject to adjustment in accordance with the terms of the LTIP, 1,250,000 shares of Class A Common Stock have been reserved for issuance pursuant to awards under the LTIP. Class A Common Stock withheld to satisfy exercise prices or tax withholding obligations will be available for delivery pursuant to other awards. The LTIP will be administered by the Board or an alternative committee appointed by the Board.

The foregoing description of the LTIP is not complete and is qualified in its entirety by reference to the full text of the LTIP, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1

Underwriting Agreement, dated as of August 10, 2017, by and among Ranger Energy Services, Inc. and RNGR Energy Services, LLC and Credit Suisse Securities (USA) LLC Piper Jaffray & Co. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

2.1††

Master Reorganization Agreement, dated as of August 10, 2017, by and among Ranger Energy Services, Inc., RNGR Energy Services, LLC, Ranger Energy Holdings, LLC, Ranger Energy Holdings II, LLC, Torrent Energy Holdings, LLC, Torrent Energy Holdings II, LLC and the other parties named therein.

10.1	Ranger Energy Services, Inc. 2017 Long Term Incentive Plan.

†† Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a supplemental copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGER ENERGY SERVICES, INC.

	By:	/s/ DARRON M. ANDERSON
Darron M. Anderson
President and Chief Executive Officer

Dated: August 16, 2017

EXHIBIT INDEX

Exhibit Number	Description

1.1

Underwriting Agreement, dated as of August 10, 2017, by and among Ranger Energy Services, Inc. and RNGR Energy Services, LLC and Credit Suisse Securities (USA) LLC Piper Jaffray & Co. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

2.1††

Master Reorganization Agreement, dated as of August 10, 2017, by and among Ranger Energy Services, Inc., RNGR Energy Services, LLC, Ranger Energy Holdings, LLC, Ranger Energy Holdings II, LLC, Torrent Energy Holdings, LLC, Torrent Energy Holdings II, LLC and the other parties named therein.

10.1	Ranger Energy Services, Inc. 2017 Long Term Incentive Plan.

†† Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a supplemental copy of any omitted schedule or similar attachment to the SEC upon request.